As filed with the Securities and Exchange Commission on May 29, 2001.

Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	KENDLE INTERNATIONAL INC. 441 Vine Street, Suite 700 Cincinnati, Ohio 45202 (513) 771-8221	I.R.S. Employer Identification No. 31-1274091

1995 & 1997 STOCK OPTION PLAN AND STOCK INCENTIVE PLAN

Gary P. Kreider, Esq.
Keating, Muething & Klekamp, P.L.L.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-6411
Facsimile (513) 579-6956
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered Common Stock, No par value	Amount To Be Registered(1) 2,000,000 Shares	Proposed Maximum Offering Price Per Share (2) $16.215	Proposed Maximum Aggregate Offering Price(2) $32,430,000	Amount of Registration Fee(3) $8,108

(1)

This Registration Statement is filed for up to an additional 2,000,000 shares issuable upon the exercise of options granted pursuant to the Kendle International Inc. 1997 Stock Option and Stock Incentive Plan. This Registration Statement does not cover any additional shares issuable upon the exercise of options granted pursuant to the Kendle International Inc. 1995 Stock Option and Stock Incentive Plan.

(2)	Estimated to calculate registration fee.
(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on May 22, 2001 at $16.215 per share.

      The contents of Registration No. 333-34261, as filed with the Securities and Exchange Commission on August 22, 1997, are incorporated herein by reference.

Item 8. Exhibits*

Exhibit 4.1 Exhibit 4.2 Exhibit 5 Exhibit 23.1 Exhibit 23.2 Exhibit 24

1995 Stock Option and Stock Incentive Plan (incorporated by reference to Kendle's Form S-8, File No. 333-34261, filed with the SEC on August 22, 1997)

1997 Stock Option and Stock Incentive Plan (incorporated by reference to Kendle's Form S-8, File No. 333-34261, filed with the SEC on August 22, 1997)

Opinion of Keating, Muething & Klekamp, P.L.L.

Consent of Pricewaterhouse Coopers LLP

Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5)

Power of Attorney (contained on the signature page)

        * Filed herewith unless otherwise indicated.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on May 29, 2001.

KENDLE INTERNATIONAL INC. By: /s/Candace Kendle Candace Kendle Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Candace Kendle or Timothy M. Mooney as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

                 Signature

*/s/Candace Kendle
Candace Kendle

*/s/Christopher C. Bergen
Christopher C. Bergen

*/s/Timothy M. Mooney
Timothy M. Mooney

*/s/Philip E. Beekman
Philip E. Beckman

*/s/Charles A. Sanders
Charles A. Sanders

*
Robert R. Buck

                  Capacity

Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

President, Chief Operating Officer
and Director

Executive Vice-President Finance,
Chief Financial Officer
(principal financial officer
and principal accounting
officer) and Director

Director

Director

Director

Date May 29, 2001 May 29, 2001 May 29, 2001 May 29, 2001 May 29, 2001 May __, 2001